EXHIBIT 99

FOR RELEASE 6:00 AM ET, October 24, 2016

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS THIRD QUARTER AND FIRST NINE MONTHS 2016 RESULTS

Q3 2016 Diluted EPS $0.40 compared to $0.34 for Q3 2015 and $0.40 for Q2 2016

MOOREFIELD, WV - October 24, 2016 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported third quarter 2016 net income of $4.28 million, or $0.40 per diluted share, compared to $3.66 million, or $0.34 per diluted share, for the third quarter of 2015, representing an increase of 16.9 percent, or 17.6 percent per diluted share. Q3 2016 earnings compared to Q3 2015 and Q2 2016 were positively impacted by increased net interest earnings and reduced write-downs of foreclosed properties, which were partially offset by increased personnel costs and smaller gains realized on sales of securities.

Excluding from third quarter 2016 one-time items of income, gain, expense and loss, Q3 2016 core earnings approximated $4.38 million, or $0.41 per diluted share compared to Q3 2015 core earnings of $4.11 million, or $0.38 per diluted share, and to Q2 2016 core earnings of $4.09 million, or $0.37 per diluted share.

For the nine months ended September 30, 2016, Summit recorded net income of $12.59 million, or $1.18 per diluted share, compared with $11.96 million, or $1.12 per diluted share, for the comparable 2015 nine-month period, representing an increase of 5.3 percent, or 5.4 percent per diluted share.

Excluding from the nine-month period ended September 30, 2016 one-time items of income, gain, expense and loss, core earnings approximated $12.42 million, or $1.16 per diluted share compared to core earnings of $12.50 million, or $1.18 per diluted share, for the same period of 2015.

Highlights for Q3 2016 include:

•	Core revenues increased 9.2 percent (on an annualized basis) compared to the linked quarter, and 5.8 percent compared to the year ago quarter.

•
Loans, excluding mortgage warehouse lines of credit, grew $39.4 million during the quarter, or 14.4 percent (on an annualized basis), and have grown $46.4 million, or 5.7 percent (annualized), year-to-date.

•
Nonperforming assets as a percentage of total assets declined for the sixteenth consecutive quarter to 2.36 percent, compared to 2.47 percent for the linked quarter, reaching its lowest level since Q2 2008.

•	Net interest margin declined 9 basis points compared to Q3 2015, and 8 basis points compared to the linked quarter.

•	Recorded charges of $134,000 to write-down foreclosed properties compared to $259,000 in Q2 2016 and $1,046,000 in Q3 2015.

H. Charles Maddy, III, President and Chief Executive Officer of Summit, commented, “I am very pleased to report Summit achieved solid operating results in third quarter 2016. I am particularly gratified by the growth in core revenues which principally resulted from a substantial increase in this past quarter’s lending activity. Further, we closed our acquisition of Highland County Bankshares on October 1, 2016, and our pending acquisition of First Century Bankshares has now received all requisite regulatory approvals and is expected to close in early 2017. The opportunities for us represented by these two acquisitions are significant. They combine Summit with two financially strong banks that have similar cultures, core values and guiding principles as ours, and share the same commitment to build long-term client relationships by providing service beyond expectations.”

Results from Operations

Total revenue for third quarter 2016, consisting of net interest income and noninterest income, grew 3.4 percent to $14.8 million compared to $14.3 million for the third quarter 2015. For the year-to-date period ended September 30, 2016, total revenue was $44.2 million compared to $43.3 million for the same period of 2015, representing a 2.0 percent increase.

Total core revenue, excluding nonrecurring items, described above, was $14.7 million for third quarter 2016 compared to $13.9 million for the same prior-year quarter, an increase of 5.8 percent. For the first nine months of 2016, total core revenue (excluding nonrecurring items) was $43.3 million compared to $42.1 million for the first nine months of 2015, a 2.9 percent improvement.

For the third quarter of 2016, net interest income was $12.0 million, an increase of 6.5 percent from the $11.3 million reported in the prior-year third quarter and increased $304,000 compared to the linked quarter. The net interest margin for third quarter 2016 was 3.32 percent compared to 3.41 percent for the year-ago quarter, and 3.40 percent for the linked quarter.

Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for third quarter 2016 was $2.75 million compared to $2.99 million for the comparable period of 2015. Excluding realized securities gains, noninterest income was $2.69 million for third quarter 2016, compared to $2.62 million reported for third quarter 2015.

We recorded no provision for loan losses during third quarter 2016, compared to $250,000 for both the linked quarter and year-ago quarter.

Noninterest expense continues to be well-controlled. Total noninterest expense decreased 5.1 percent to $8.42 million compared to $8.87 million for the prior-year third quarter. Excluding from noninterest expense (on a pre-tax basis) merger expenses, flood losses, gains/losses on sales of foreclosed properties, and write-downs of foreclosed properties, noninterest expense would have approximated $8.21 million for Q3 2016 compared to $7.79 million for the comparable period of 2015. Noninterest expense for the first nine months of 2016 increased 1.1 percent compared to the first nine months of 2015.

Balance Sheet

At September 30, 2016, total assets were $1.66 billion, an increase of $165.2 million, or 11.1 percent since December 31, 2015. Total loans, net of unearned fees and allowance for loan losses, were $1.23 billion at September 30, 2016, up $155.3 million, or 14.4 percent, from the $1.08 billion reported at year-end 2015. Excluding mortgage warehouse lines of credit, net loans increased $46.3 million or 4.3 percent from year-end 2015.

At September 30, 2016, deposits were $1.16 billion, an increase of $90.1 million, or 8.4 percent, since year end 2015. During first nine months of 2016, checking deposits remained relatively unchanged at $334.8 million, while time deposits and savings deposits increased by $35.2 million and $54.7 million, respectively, or 7.6 percent and 20.5 percent, respectively.

Asset Quality

As of September 30, 2016, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $39.2 million, or 2.36 percent of assets. This compares to $38.7 million, or 2.47 percent of assets at the linked quarter, and $45.2 million, or 3.07 percent of assets, at third quarter 2015.

Third quarter 2016 net loan charge-off recoveries were $242,000, or 0.09 percent of average loans annualized; with no provision for loan losses. The allowance for loan losses stood at $11.6 million, or 0.93 percent of total loans at September 30, 2016, compared to 1.05 percent at year-end 2015.

Capital Adequacy

Shareholders’ equity was $153.8 million as of September 30, 2016 compared to $143.7 million December 31, 2015 and $140.3 million at September 30, 2015. Tangible book value per common share increased to $13.69 at September 30, 2016 compared to $12.78 at December 31, 2015 and $12.45 at September 30, 2015. Summit had 10,701,841 outstanding common shares at Q3 2016 quarter end compared to 10,671,744 at year end 2015.

Summit's depository institution, Summit Community Bank, Inc. (the “Bank”), is well in excess of regulatory requirements for a "well capitalized" institution at September 30, 2016. The Bank’s total risk-based capital ratio was 13.4 percent at September 30, 2016 compared to 14.5 percent at December 31, 2015, while its Tier 1 leverage capital ratio was 10.5 percent at September 30, 2016 compared to the 10.8 percent reported at December 31, 2015.

About the Company

Summit Financial Group, Inc. is a $1.66 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates eighteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, gains/losses on sales of assets, and write-downs of foreclosed properties to estimated fair value included in its Statements of Income. Management deems believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2016 vs Q3 2015
	For the Quarter Ended		Percent
Dollars in thousands	9/30/2016	9/30/2015	Change
Condensed Statements of Income
Interest income
Loans, including fees	$14,142	$12,983	8.9%
Securities	1,759	1,543	14.0%
Other	5	5	—%
Total interest income	15,906	14,531	9.5%
Interest expense
Deposits	2,209	2,106	4.9%
Borrowings	1,659	1,120	48.1%
Total interest expense	3,868	3,226	19.9%
Net interest income	12,038	11,305	6.5%
Provision for loan losses	—	250	-100.0%
Net interest income after provision for loan losses	12,038	11,055	8.9%

Noninterest income
Insurance commissions	1,016	983	3.4%
Service fees related to deposit accounts	1,138	1,111	2.4%
Realized securities gains	61	372	-83.6%
Other income	534	527	1.3%
Total noninterest income	2,749	2,993	-8.2%
Noninterest expense
Salaries and employee benefits	4,819	4,479	7.6%
Net occupancy expense	525	496	5.8%
Equipment expense	716	582	23.0%
Professional fees	270	402	-32.8%
FDIC premiums	200	300	-33.3%
Merger expense	80	—	n/a
Foreclosed properties expense	100	168	-40.5%
Loss (gain) on sales of foreclosed properties	(168)	35	n/a
Write-downs of foreclosed properties	134	1,046	-87.2%
Other expenses	1,743	1,364	27.8%
Total noninterest expense	8,419	8,872	-5.1%
Income before income taxes	6,368	5,176	23.0%
Income taxes	2,087	1,515	37.8%
Net income	$4,281	$3,661	16.9%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2016 vs Q3 2015

	For the Quarter Ended		Percent
	9/30/2016	9/30/2015	Change
Per Share Data
Earnings per common share
Basic	$0.40	$0.34	17.6%
Diluted	$0.40	$0.34	17.6%

Cash dividends	$0.10	$0.08	25.0%

Average common shares outstanding
Basic	10,692,423	10,703,526	-0.1%
Diluted	10,727,140	10,712,203	0.1%

Common shares outstanding at period end	10,701,841	10,658,199	0.4%

Performance Ratios
Return on average equity	11.29%	10.42%	8.3%
Return on average tangible equity	11.86%	11.01%	7.7%
Return on average assets	1.08%	1.00%	8.0%
Net interest margin	3.32%	3.41%	-2.6%
Efficiency ratio (A)	53.30%	52.93%	0.7%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2016 vs 2015
	For the Nine Months Ended		Percent
Dollars in thousands	9/30/2016	9/30/2015	Change
Condensed Statements of Income
Interest income
Loans, including fees	$41,200	$38,804	6.2%
Securities	5,141	5,122	0.4%
Other	13	7	85.7%
Total interest income	46,354	43,933	5.5%
Interest expense
Deposits	6,533	6,251	4.5%
Borrowings	4,271	3,399	25.7%
Total interest expense	10,804	9,650	12.0%
Net interest income	35,550	34,283	3.7%
Provision for loan losses	500	1,000	-50.0%
Net interest income after provision for loan losses	35,050	33,283	5.3%

Noninterest income
Insurance commissions	3,030	3,191	-5.0%
Service fees related to deposit accounts	3,175	3,159	0.5%
Realized securities gains	836	1,023	-18.3%
Other income	1,560	1,619	-3.6%
Total noninterest income	8,601	8,992	-4.3%
Noninterest expense
Salaries and employee benefits	14,265	13,107	8.8%
Net occupancy expense	1,576	1,483	6.3%
Equipment expense	2,059	1,677	22.8%
Professional fees	1,171	1,109	5.6%
FDIC premiums	800	950	-15.8%
Merger expense	345	—	n/a
Foreclosed properties expense	317	534	-40.6%
Loss (gain) on sales of foreclosed properties	(451)	288	-256.6%
Write-downs of foreclosed properties	503	1,779	-71.7%
Other expenses	4,825	4,211	14.6%
Total noninterest expense	25,410	25,138	1.1%
Income before income taxes	18,241	17,137	6.4%
Income taxes	5,655	5,181	9.1%
Net income	$12,586	$11,956	5.3%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2016 vs 2015

	For the Nine Months Ended		Percent
	9/30/2016	9/30/2015	Change
Per Share Data
Earnings per common share
Basic	$1.18	$1.19	-0.8%
Diluted	$1.18	$1.12	5.4%

Cash dividends	$0.30	$0.24	25.0%

Average common shares outstanding
Basic	10,682,129	10,069,374	6.1%
Diluted	10,692,346	10,628,139	0.6%

Common shares outstanding at period end	10,701,841	10,658,199	0.4%

Performance Ratios
Return on average equity	11.29%	11.61%	-2.8%
Return on average tangible equity	11.88%	12.29%	-3.3%
Return on average assets	1.09%	1.09%	—%
Net interest margin	3.40%	3.50%	-2.9%
Efficiency ratio (A)	54.84%	51.40%	6.7%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Condensed Statements of Income
Interest income
Loans, including fees	$14,142	$13,622	$13,436	$13,265	$12,983
Securities	1,759	1,656	1,726	1,685	1,543
Other	5	5	3	1	5
Total interest income	15,906	15,283	15,165	14,951	14,531
Interest expense
Deposits	2,209	2,154	2,170	2,085	2,106
Borrowings	1,659	1,395	1,216	1,133	1,120
Total interest expense	3,868	3,549	3,386	3,218	3,226
Net interest income	12,038	11,734	11,779	11,733	11,305
Provision for loan losses	—	250	250	250	250
Net interest income after provision for loan losses	12,038	11,484	11,529	11,483	11,055

Noninterest income
Insurance commissions	1,016	1,090	924	851	983
Service fees related to deposit accounts	1,138	1,059	978	1,126	1,111
Realized securities gains	61	383	393	421	372
Other income	534	513	511	471	527
Total noninterest income	2,749	3,045	2,806	2,869	2,993
Noninterest expense
Salaries and employee benefits	4,819	4,764	4,682	4,530	4,479
Net occupancy expense	525	512	540	481	496
Equipment expense	716	686	656	617	582
Professional fees	270	429	472	507	402
FDIC premiums	200	300	300	270	300
Merger expense	80	153	112	—	—
Foreclosed properties expense	100	93	124	150	168
Loss (gain) on sales of foreclosed properties	(168)	(276)	(6)	(314)	35
Write-downs of foreclosed properties	134	259	109	636	1,046
Other expenses	1,743	1,517	1,565	1,617	1,364
Total noninterest expense	8,419	8,437	8,554	8,494	8,872
Income before income taxes	6,368	6,092	5,781	5,858	5,176
Income taxes	2,087	1,849	1,719	1,712	1,515
Net income	$4,281	$4,243	$4,062	$4,146	$3,661

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Per Share Data
Earnings per common share
Basic	$0.40	$0.40	$0.38	$0.39	$0.34
Diluted	$0.40	$0.40	$0.38	$0.39	$0.34

Cash dividends	$0.10	$0.10	$0.10	$0.08	$0.08

Average common shares outstanding
Basic	10,692,423	10,681,995	10,671,856	10,661,700	10,703,526
Diluted	10,727,140	10,701,017	10,679,301	10,669,192	10,712,203

Common shares outstanding at period end	10,701,841	10,692,320	10,681,880	10,671,744	10,658,199

Performance Ratios
Return on average equity	11.29%	11.49%	11.10%	11.66%	10.42%
Return on average tangible equity	11.86%	12.10%	11.70%	12.31%	11.01%
Return on average assets	1.08%	1.10%	1.08%	1.12%	1.00%
Net interest margin	3.32%	3.40%	3.50%	3.51%	3.41%
Efficiency ratio - (A)	53.30%	55.35%	55.93%	54.46%	52.93%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015

Assets
Cash and due from banks	$25,067	$4,161	$4,005	$3,625	$4,232
Interest bearing deposits other banks	9,432	8,897	12,655	5,862	8,057
Securities	262,102	261,633	271,515	280,792	272,127
Loans, net	1,234,605	1,166,723	1,096,790	1,079,331	1,062,348
Property held for sale	24,767	23,425	24,684	25,567	29,713
Premises and equipment, net	21,802	21,405	21,589	21,572	20,457
Intangible assets	7,348	7,398	7,448	7,498	7,548
Cash surrender value of life insurance policies	38,504	38,246	37,989	37,732	37,482
Other assets	34,009	33,293	31,893	30,450	27,340
Total assets	$1,657,636	$1,565,181	$1,508,568	$1,492,429	$1,469,304

Liabilities and Shareholders' Equity
Deposits	$1,156,785	$1,096,545	$1,094,544	$1,066,709	$1,072,091
Short-term borrowings	234,657	205,552	153,448	171,394	145,291
Long-term borrowings and subordinated debentures	93,735	94,214	94,692	95,170	95,648
Other liabilities	18,640	18,201	19,755	15,412	15,985
Shareholders' equity	153,819	150,669	146,129	143,744	140,289
Total liabilities and shareholders' equity	$1,657,636	$1,565,181	$1,508,568	$1,492,429	$1,469,304

Book value per common share	$14.37	$14.09	$13.68	$13.48	$13.16
Tangible book value per common share	$13.69	$13.40	$12.98	$12.78	$12.45
Tangible equity to tangible assets	8.9%	9.2%	9.2%	9.2%	9.1%
Tangible common equity to tangible assets	8.9%	9.2%	9.2%	9.2%	9.1%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (A)

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Summit Financial Group, Inc.
CET1 Risk-based Capital	11.1%	11.5%	11.9%	11.8%	11.7%
Tier 1 Risk-based Capital	12.4%	12.9%	13.5%	13.4%	13.4%
Total Risk Based Capital	13.3%	13.8%	14.5%	14.4%	14.4%
Tier 1 Leverage Ratio	10.4%	10.5%	10.7%	10.7%	10.5%

Summit Community Bank, Inc.
CET1 Risk-based Capital	12.5%	13.0%	13.6%	13.6%	13.6%
Tier 1 Risk-based Capital	12.5%	13.0%	13.6%	13.6%	13.6%
Total Risk Based Capital	13.4%	13.9%	14.5%	14.5%	14.6%
Tier 1 Leverage Ratio	10.5%	10.6%	10.7%	10.8%	10.7%

NOTE (A) - Computed in accordance with Basel III regulatory capital guidelines beginning January 1, 2015

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015

Commercial	$110,466	$101,521	$101,743	$97,201	$89,250
Mortgage warehouse lines	108,983	80,282	—	—	—
Commercial real estate
Owner occupied	192,254	190,534	202,680	203,555	199,068
Non-owner occupied	367,196	348,099	353,350	337,295	336,550
Construction and development
Land and development	65,430	65,702	66,483	65,500	66,164
Construction	11,276	8,506	7,997	9,970	8,419
Residential real estate
Non-jumbo	228,777	225,919	221,368	221,749	222,739
Jumbo	57,276	52,105	50,057	50,313	46,092
Home equity	75,161	75,904	74,097	74,300	73,652
Consumer	19,756	19,520	19,095	19,251	19,124
Other	9,649	10,008	11,235	11,669	12,518
Total loans, net of unearned fees	1,246,224	1,178,100	1,108,105	1,090,803	1,073,576
Less allowance for loan losses	11,619	11,377	11,315	11,472	11,228
Loans, net	$1,234,605	$1,166,723	$1,096,790	$1,079,331	$1,062,348

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Non interest bearing checking	$122,652	$120,845	$122,378	$119,010	$118,887
Interest bearing checking	212,172	205,095	210,878	215,721	217,242
Savings	321,563	306,785	286,695	266,825	259,185
Time deposits	500,398	463,820	474,593	465,153	476,777
Total deposits	$1,156,785	$1,096,545	$1,094,544	$1,066,709	$1,072,091

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015

Gross loan charge-offs	$331	$263	$561	$132	$774
Gross loan recoveries	(573)	(75)	(154)	(126)	(481)
Net loan charge-offs (recoveries)	$(242)	$188	$407	$6	$293

Net loan charge-offs to average loans (annualized)	-0.09%	0.07%	0.15%	—%	0.11%
Allowance for loan losses	$11,619	$11,377	$11,315	$11,472	$11,228
Allowance for loan losses as a percentage of period end loans	0.93%	0.97%	1.02%	1.05%	1.05%

Nonperforming assets:
Nonperforming loans
Commercial	$846	$399	$430	$853	$884
Commercial real estate	4,867	5,773	6,140	5,955	5,294
Residential construction and development	4,360	5,400	5,467	5,623	5,345
Residential real estate	4,174	3,531	3,248	3,245	3,881
Consumer	169	91	121	92	53
Total nonperforming loans	14,416	15,194	15,406	15,768	15,457
Foreclosed properties
Commercial real estate	1,749	976	976	1,300	3,209
Commercial construction and development	8,664	8,708	8,717	8,717	9,328
Residential construction and development	13,741	12,989	13,808	14,068	14,965
Residential real estate	613	752	1,183	1,482	2,211
Total foreclosed properties	24,767	23,425	24,684	25,567	29,713
Other repossessed assets	12	38	—	5	—
Total nonperforming assets	$39,195	$38,657	$40,090	$41,340	$45,170

Nonperforming loans to period end loans	1.16%	1.29%	1.39%	1.45%	1.44%
Nonperforming assets to period end assets	2.36%	2.47%	2.66%	2.77%	3.07%

Troubled debt restructurings
Performing	$28,287	$27,750	$29,452	$29,473	$29,748
Nonperforming	863	2,133	897	1,051	1,294
Total troubled debt restructurings	$29,150	$29,883	$30,349	$30,524	$31,042

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015

Commercial	$405	$422	$465	$339	$42
Commercial real estate	626	214	920	543	1,926
Construction and development	235	520	218	1,182	39
Residential real estate	2,941	4,763	3,055	4,442	3,888
Consumer	144	177	73	186	216
Other	13	12	14	9	9
Total	$4,364	$6,108	$4,745	$6,701	$6,120

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2016 vs Q3 2015
	Q3 2016			Q3 2015
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,187,205	$14,008	4.69%	$1,050,058	$12,855	4.86%
Tax-exempt	14,300	202	5.62%	13,360	194	5.76%
Securities
Taxable	198,411	1,139	2.28%	208,473	933	1.78%
Tax-exempt	77,489	941	4.83%	75,571	924	4.85%
Interest bearing deposits other banks and Federal funds sold	10,029	5	0.20%	13,116	5	0.15%
Total interest earning assets	1,487,434	16,295	4.36%	1,360,578	14,911	4.35%

Noninterest earning assets
Cash & due from banks	3,938			3,871
Premises & equipment	21,613			20,502
Other assets	87,636			93,563
Allowance for loan losses	(11,567)			(11,521)
Total assets	$1,589,054			$1,466,993

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$211,264	$85	0.16%	$210,691	$61	0.11%
Savings deposits	316,358	608	0.76%	251,932	450	0.71%
Time deposits	481,060	1,516	1.25%	485,453	1,595	1.30%
Short-term borrowings	189,760	675	1.42%	148,012	130	0.35%
Long-term borrowings and subordinated debentures	94,106	985	4.16%	97,500	990	4.03%
Total interest bearing liabilities	1,292,548	3,869	1.19%	1,193,588	3,226	1.07%

Noninterest bearing liabilities
Demand deposits	124,490			118,603
Other liabilities	20,280			14,242
Total liabilities	1,437,318			1,326,433

Shareholders' equity - preferred	—			—
Shareholders' equity - common	151,736			140,560
Total liabilities and shareholders' equity	$1,589,054			$1,466,993

NET INTEREST EARNINGS		$12,426			$11,685

NET INTEREST MARGIN			3.32%			3.41%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2016 vs YTD 2015
	YTD 2016			YTD 2015
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,134,463	$40,788	4.80%	$1,044,010	$38,443	4.92%
Tax-exempt	14,890	624	5.60%	12,801	547	5.71%
Securities
Taxable	206,437	3,284	2.12%	211,642	3,302	2.09%
Tax-exempt	76,155	2,814	4.94%	75,685	2,759	4.87%
Interest bearing deposits other banks and Federal funds sold	9,093	13	0.19%	9,395	6	0.09%
Total interest earning assets	1,441,038	47,523	4.41%	1,353,533	45,057	4.45%

Noninterest earning assets
Cash & due from banks	3,819			3,842
Premises & equipment	21,575			20,373
Other assets	89,013			96,142
Allowance for loan losses	(11,517)			(11,285)
Total assets	$1,543,928			$1,462,605

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$208,755	$248	0.16%	$205,749	$179	0.12%
Savings deposits	296,458	1,663	0.75%	252,701	1,307	0.69%
Time deposits	474,691	4,622	1.30%	485,939	4,765	1.31%
Short-term borrowings	180,694	1,334	0.99%	149,177	368	0.33%
Long-term borrowings and subordinated debentures	94,574	2,937	4.15%	101,245	3,030	4.00%
Total interest bearing liabilities	1,255,172	10,804	1.15%	1,194,811	9,649	1.08%

Noninterest bearing liabilities
Demand deposits	121,701			116,057
Other liabilities	18,423			14,371
Total liabilities	1,395,296			1,325,239

Shareholders' equity - preferred	—			2,388
Shareholders' equity - common	148,632			134,978
Total liabilities and shareholders' equity	$1,543,928			$1,462,605

NET INTEREST EARNINGS		$36,719			$35,408

NET INTEREST MARGIN			3.40%			3.50%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended			For the Nine Months Ended
Dollars in thousands	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015

Core earnings applicable to common shares	$4,376	$4,087	$4,108	$12,415	$12,503

FHLB special dividend	—	—	—	—	176
Applicable income tax effect	—	—	—	—	(65)
Realized securities gains	61	383	372	836	1,023
Applicable income tax effect	(23)	(142)	(138)	(309)	(379)
Merger expense	(80)	(153)	—	(345)	—
Applicable income tax effect	30	57	—	128	—
Flood losses	(167)	—	—	(167)	—
Applicable income tax effect	62	—	—	62	—
Gain (loss) on sales of foreclosed properties	169	276	(35)	451	(288)
Applicable income tax effect	(63)	(102)	13	(167)	107
Write-downs foreclosed properties	(134)	(259)	(1,046)	(503)	(1,779)
Applicable income tax effect	50	96	387	186	658
	(95)	156	(447)	171	(547)
GAAP net income applicable to common shares	$4,281	$4,243	$3,661	$12,586	$11,956

Core diluted earnings per common share	$0.41	$0.37	$0.38	$1.16	$1.18

FHLB special dividend	—	—	—	—	0.02
Applicable income tax effect	—	—	—	—	(0.01)
Realized securities gains	0.01	0.04	0.03	0.08	0.10
Applicable income tax effect	—	(0.01)	(0.01)	(0.03)	(0.04)
Merger expense	(0.01)	(0.01)	—	(0.03)	—
Applicable income tax effect	—	—	—	0.01	—
Flood losses	(0.02)	—	—	(0.02)	—
Applicable income tax effect	0.01	—	—	0.01	—
Gain (loss) on sales of foreclosed properties	0.02	0.03	—	0.04	(0.03)
Applicable income tax effect	(0.01)	(0.01)	—	(0.01)	0.01
Write-downs of foreclosed properties	(0.01)	(0.02)	(0.10)	(0.05)	(0.17)
Applicable income tax effect	—	0.01	0.04	0.02	0.06
	(0.01)	0.03	(0.04)	0.02	(0.06)
GAAP diluted earnings per common share	$0.40	$0.40	$0.34	$1.18	$1.12

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended			For the Nine Months Ended
Dollars in thousands	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015

Total core revenue	$14,727	$14,396	$13,926	$43,315	$42,076

FHLB special dividend	—	—	—	—	176
Realized securities gains	60	383	372	836	1,023
	60	$383	372	836	1,199
GAAP total revenue	$14,787	$14,779	$14,298	$44,151	$43,275

Total core noninterest income	$2,688	$2,662	$2,621	$7,765	$7,969

Realized securities gains	61	383	372	836	1,023
	61	383	372	836	1,023
GAAP total noninterest income	$2,749	$3,045	$2,993	$8,601	$8,992

Total core noninterest expense	$8,207	$8,301	$7,791	$24,846	$23,161

Merger expense	80	153	—	345	—
Flood losses	167	—	—	167	—
(Gains)/losses on sales of foreclosed properties	(169)	(276)	35	(451)	198
Write-downs of foreclosed properties	134	259	1,046	503	1,779
	212	136	1,081	564	1,977
GAAP total noninterest expense	$8,419	$8,437	$8,872	$25,410	$25,138